Exhibit 99.1

November 10, 2004	Contact Information:
For Immediate Release	Thomas J. Jansen
Chief Financial Officer
414.643.3000

Rexnord Corporation Reports Second Quarter Results

MILWAUKEE, WI – November 10, 2004

Rexnord Corporation, a leading manufacturer of highly engineered mechanical power transmission components, today reported its summary results for the second quarter of its fiscal year 2005.

Second Quarter Highlights:

•                  Incoming orders continue to be strong; orders recorded in the quarter were $199.9 million, 21% higher than a year ago

•                  Sales grew 16% to $199.3 million; led by the core power transmission businesses which were up 17% in the quarter

•                  Adjusted EBITDA grew 28% to $32.4 million and Adjusted EBITDA margins expanded 150 basis points to 16.3% of sales

•                  Debt was reduced by $10 million in the quarter – leverage and interest coverage ratios continued to improve

Bob Hitt, Rexnord’s Chief Executive Officer, said, “We’re pleased to report on the top line sales growth and continued operational progress we’ve made in the second quarter.  Our order growth in the second quarter is the fourth consecutive quarter of double-digit order growth, with the last two quarters each in excess of 20%.  This is also the third consecutive quarter of double-digit sales growth in our power transmission products over the comparable prior year period, as both our industrial distributor and OEM customers have shown strong demand driven by improving economic conditions in the construction, energy, cement, mining, heavy duty truck and aerospace sectors of the economy.  Finally, we’re pleased with the progress we’ve made implementing the Rexnord Business System in the first half of the year.  For the remainder of the fiscal year, we will remain focused on execution, driving top line growth, improving profitability and generating cash flow to reduce our debt.”

Second Quarter Sales and Adjusted EBITDA Increase Year over Year

Sales in the second quarter were $199.3 million, an improvement of 16.0% over the prior year quarter.  On a constant currency basis, second quarter sales were favorably impacted by 2.5% or $4.3 million, as the Euro strengthened against the U.S. Dollar.  The sales growth was driven primarily by the Company’s core power transmission products which grew 17% compared to the second quarter of last year.  The sales growth in the second quarter was balanced between industrial distribution channel partners and OEM customers, as sales to both were above last year’s second quarter.  Improved business conditions compared to the second quarter a year ago led to additional capital spending within the manufacturing sectors of the economy and the inventory de-stocking in the distribution channel that occurred a year ago, diminished.

Gross profit margin in the second quarter of fiscal 2005 was 31.0% and equal to the gross margin in the second quarter of fiscal 2004.  Included within gross profit in the second quarter of fiscal 2005 was $1.1 million of LIFO expense which adversely impacted the gross profit margin by 50 basis points.  Selling, general and administrative expense (“SG&A”) expressed as a percentage of sales declined 200 basis points to 18.7% from 20.7% in the prior year second quarter.

Income from operations in the second quarter of fiscal 2005 grew 48.9% to $19.8 million or 9.9% of sales compared to $13.3 million or 7.7% of sales in the prior year second quarter.  Included within income from operations in the second quarter of both years were restructuring charges associated with severance and related costs totaling $1.3 million in fiscal 2005 and $1.0 million in fiscal 2004.  Net income in the second quarter was $5.2 million compared to $0.4 million in the second quarter of last year.

Adjusted EBITDA in the second quarter grew 28% to $32.4 million and was 16.3% of sales, compared to $25.4 million, or 14.8% of sales, in the second quarter of last year. The margin improvement versus the comparable prior year quarter was driven by the additional sales volume and improved productivity as a result of the Company’s continued implementation of the Rexnord Business System (RBS), which focuses on reducing overall costs through leaner, more efficient internal processes.

First Half of Fiscal 2005 - Sales and Adjusted EBITDA Above Last Year

Sales in the first half of fiscal year 2005 were $388.1 million, a 16.3% improvement over the first half of last year.  On a constant currency basis, first half sales were favorably impacted by 2.1% or $7.0 million, as the Euro strengthened against the U.S. Dollar.  Business conditions in the markets in which the Company’s products are utilized have improved compared to a year ago, with construction, mining, cement, energy, heavy duty truck and aerospace showing the largest increases, as sales of the Company’s core power transmission products grew 17% compared to the first six months of the prior year.  In addition to the broad based top line growth in power transmission products, sales of the Company’s aerospace products grew 13% through the first six months of fiscal 2005 and orders in the first six months of fiscal 2005 have more than doubled compared to the first half of fiscal 2004.  Special components sales continue to perform well, with sales increasing 11% over the first six months of fiscal 2004.

Gross profit margin through the first six months of fiscal 2005 was 31.6% compared to 30.4% through the first half of fiscal 2004.  Included within gross profit through six months of fiscal 2005 is $1.1 million of LIFO expense which adversely impacted gross profit margins by 30 basis points in the first half of fiscal 2005 compared to the first half of fiscal 2004.  Selling, general and administrative expense (“SG&A”) expressed as a percentage of sales through the first six months of fiscal 2005 is 19.4%, 210 basis points lower than the first six months of last fiscal year.

Income from operations through the first six months of fiscal 2005 grew 86.3% to $39.3 million or 10.1% of sales compared to the first half of fiscal 2004 which was $21.1 million or 6.3% of sales.  Through the first six months of this fiscal year, net income was $10.2 million compared to a loss of $2.1 million recorded in the first six months of last fiscal year.

Adjusted EBITDA through the first six months of fiscal 2005 increased 40% over the first half of last year to $63.3 million; Adjusted EBITDA margins have expanded 270 basis points to 16.3% of sales compared to 13.6% in the prior fiscal year.

Improving Financial Position

At the end of the second quarter, the Company had total debt of $546.8 million and cash on hand of $16.4 million.  The Company’s leverage ratio (Debt-to-EBITDA as defined in the Company’s credit agreement) at the end of the second quarter was reduced to 4.0x versus 5.2x at the end of the second quarter a year ago and 4.7x at the end of the prior fiscal year end of March 2004.  Interest coverage (EBITDA-to-Interest as defined in the Company's credit agreement) continues to improve and ended at 3.3x at the end of the second quarter compared to 2.5x a year ago and 2.8x at the end of fiscal 2004.  In the quarter the Company reduced debt by $10 million.

Outlook

Bob Hitt, Rexnord’s Chief Executive Officer, continued, “The economic conditions in the first half of fiscal 2005 improved considerably compared to a year ago and we expect business conditions to remain positive for the second half of our fiscal year.  Although we have limited visibility to future orders and operate with a relatively small backlog, we expect that our third quarter results will be above those we posted in the third quarter of fiscal 2004.”

EBITDA and Adjusted EBITDA

Rexnord considers EBITDA and Adjusted EBITDA as indicators of operating performance.

EBITDA represents earnings before interest, taxes, depreciation and amortization.  EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry.  EBITDA is also presented and compared by analysts and investors in evaluating the performance of issuers of “high yield” securities because it is a common measure of the ability to meet debt service obligations.  Other companies in the industry may calculate EBITDA differently.  EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.  Because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.  See the Condensed Consolidated Statements of Cash Flow included in the financial statements.

Adjusted EBITDA represents EBITDA plus the additional adjustments noted in the table below.  Adjusted EBITDA is presented because it better represents ongoing business performance than EBITDA, since the adjustments reflect earnings and expenses considered as non-representative of ongoing business for the reasons specified below.  Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles.  See the Condensed Consolidated Statements of Cash Flows included in the financial statements.

About Rexnord

Headquartered in Milwaukee, Wisconsin, Rexnord is a leading worldwide manufacturer of mechanical power transmission components.  The company has over 4,900 employees located at more than 30 manufacturing facilities worldwide.  Rexnord products are sold around the world by over 200 direct sales representatives through a network of multiple service centers and warehouses backed by hundreds of independent stocking distributors.  For more information, visit www.rexnord.com.

Conference Call Details

Rexnord will discuss its second quarter results on a conference call on November 11, 2004 at 10:00 a.m. EST.  The call will be conducted by Robert A. Hitt, CEO and Thomas J. Jansen, CFO.  The conference call can be accessed via telephone as follows:

Domestic toll-free #       1-800-289-0743

International toll #       1-913-981-5546

Access Code:  920939

Lines will be muted until Rexnord completes its comments on the results.  Thereafter, a question and answer session will commence.

This conference call will be recorded with a replay period of one week.

Replay domestic toll-free #       1-888-203-1112 (through November 18, 2004)
Replay international toll #         1-719-457-0820

Replay access code:                     920939

Information in this release may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to the Company’s reports filed from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Second Quarter Ended		Six Months Ended
(in millions)	October 3, 2004	September 30, 2003	October 3, 2004	September 30, 2003

Net sales	$199.3	$171.8	$388.1	$333.6
Cost of sales	137.6	118.6	265.3	232.3
Gross profit	61.7	53.2	122.8	101.3

Selling, general and administrative expenses	37.2	35.5	75.3	71.6
Restructuring and other similar costs	1.3	1.0	1.3	1.7
Amortization of intangible assets	3.4	3.4	6.9	6.9
Income from operations	19.8	13.3	39.3	21.1

Non-operating income (expense):
Interest expense:	(11.0)	(11.3)	(21.6)	(22.7)
Other, net	0.1	(1.4)	(0.5)	(1.9)
Income (loss) before income taxes	8.9	0.6	17.2	(3.5)
Provision (benefit) for income taxes	3.7	0.2	7.0	(1.4)
Net income (loss)	$5.2	$0.4	$10.2	$(2.1)

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)	October 3, 2004	March 31, 2004
	(Unaudited)
Assets
Current assets:
Cash	$16.4	$21.8
Receivables, net	112.3	120.2
Inventories	145.2	134.7
Other current assets	15.4	14.6
Total current assets	289.3	291.3

Property, plant and equipment, net	267.7	270.2
Intangible assets, net	118.3	125.2
Goodwill	582.1	582.1
Other assets	28.7	30.3
	$1,286.1	$1,299.1

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2.3	$2.0
Trade payables	62.2	72.9
Income taxes payable	7.9	4.8
Deferred income taxes	6.7	6.4
Compensation and benefits	27.7	29.3
Other current liabilities	33.3	42.1
Total current liabilities	140.1	157.5

Long-term debt	544.5	548.8
Pension obligations	88.1	92.7
Postretirement benefit obligations	41.4	43.9
Deferred income taxes	52.2	49.7
Other liabilities	8.0	7.4
Total liabilities	874.3	900.0

Stockholders’ equity:
Common stock	0.1	0.1
Paid in capital	361.3	359.4
Accumulated other comprehensive income	16.4	15.8
Retained earnings	34.0	23.8
Total stockholders’ equity	411.8	399.1
	$1,286.1	$1,299.1

RBS Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
(in millions)	October 3, 2004	September 30, 2003

Operating activities
Net income (loss)	$10.2	$(2.1)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation	15.8	15.6
Amortization of intangibles	6.9	6.9
Amortization of deferred financing fees	1.6	1.5
Other noncash items	(1.0)	4.0
Changes in operating assets and liabilities:
Receivables	8.6	19.3
Inventories	(9.9)	1.1
Other assets	(0.5)	(2.6)
Trade payables	(11.1)	1.1
Accruals and other liabilities	(11.8)	(29.7)
Cash provided by operating activities	8.8	15.1

Investing activities
Expenditures for property, plant and equipment	(13.0)	(7.7)
Proceeds from dispositions of property, plant and equipment	1.0	1.0
Adjustment of purchase price for Rexnord	—	(10.4)
Cash used for investing activities	(12.0)	(17.1)

Financing activities
Repayments of long-term debt, net	(4.0)	(18.8)
Stock options exercises	1.9	—
Cash used for financing activities	(2.1)	(18.8)

Effect of exchange rate changes on cash	(0.1)	1.5
Decrease in cash	(5.4)	(19.3)
Cash at beginning of period	21.8	37.2
Cash at end of period	$16.4	$17.9

Reconciliation of EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
(in millions)	October 3, 2004	September 30, 2003	October 3, 2004	September 30, 2003

Net income (loss)	$5.2	$0.4	$10.2	$(2.1)
Interest expense, net	11.0	11.3	21.6	22.7
Provision for income taxes	3.7	0.2	7.0	(1.4)
Depreciation and amortization	11.3	11.1	22.7	22.5

EBITDA	31.2	23.0	61.5	41.7

Adjustments to EBITDA(1):
Restructuring and similar costs ascostexpenses costs	1.3	1.0	1.3	1.7
Other (income) expense, net	(0.1)	1.4	0.5	1.9
Subtotal Adjustments to EBITDA	1.2	2.4	1.8	3.6

Adjusted EBITDA	$32.4	$25.4	$63.3	$45.3

Notes to Reconciliation of EBITDA and Adjusted EBITDA

(1)         Adjustments to EBITDA

We define Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, plus adjustments for restructuring, other income (expense), nonrecurring items and pro forma expenses.  For the three and six months ending October 3, 2004 restructuring and other similar costs of $1.3 million and $1.3 million respectively, relates to restructuring expense associated with severance and related costs.  Other income (expense) consists of:  (i) management fees of ($0.5) million and ($1.0) million, respectively and (ii) a gain on the sale of fixed assets of $0.9 million and $0.9 million, respectively, and (iii) foreign currency losses of ($0.3) million and ($0.5) million, respectively.  For the three and six months ending September 30, 2003, restructuring and other similar costs of $1.0 million and $1.7 million respectively, relates to consulting costs to implement severance programs initiated in prior years.  Other income (expense) consists of: (i) management fees of ($0.5) million and ($1.0) million respectively, (ii) a gain on sale of fixed assets of $0.6 million and $0.6 million respectively (iii) a mark-to-market loss adjustment on a foreign currency exchange contract of $(1.5) million and ($1.5) million, respectively.

Effect of Currency Translation on Sales

The Company’s press release contains information regarding the effect of currency translation on sales which is a non-GAAP measure.  Rexnord believes this provides useful information to investors because it reflects performance of the Company without the effect of changes in currency rates, which is outside the control of management.  Management uses sales excluding translation as a measure to monitor and evaluate the Company’s regional performance.

The following is a reconciliation of reported sales to sales excluding currency translation for the three and six month periods ended October 3, 2004.

	Three Months Ended October 3, 2004			Six Months Ended October 3, 2004
(in millions)	Sales	Currency Translation	Sales Excluding Currency Translation	Sales	Currency Translation	Sales Excluding Currency Translation

United States	$133.9	$—	$133.9	$257.5	$—	$257.5
Canada	8.6	(0.5)	8.1	17.9	(0.7)	17.2
Europe	48.2	(3.7)	44.5	94.9	(6.2)	88.7
Rest of World	8.6	(0.1)	8.5	17.8	(0.1)	17.7
	$199.3	$(4.3)	$195.0	$388.1	$(7.0)	$381.1